Exhibit 11



                         First Health Group Corp.
             Computation of Diluted Earnings Per Common Share

                                                Year Ended December 31,
                                                -----------------------
                                          1997           1998           1999
                                       ----------     ----------     ----------
   Net Income                         $ 7,075,000    $88,003,000    $69,297,000
                                       ==========     ==========     ==========
   Weighted average number of common
    shares outstanding:

   Shares outstanding from
     beginning of period               67,394,000     63,890,000     53,463,000
   Purchase of treasury stock          (2,692,000)    (3,208,000)    (3,419,000)
   Other issuances of common stock        346,000        988,000        226,000

   Common share equivalents:

   Assumed exercise of common stock
   Options                              1,784,000        988,000        733,000
                                       ----------     ----------     ----------

   Weighted average common and
     common share equivalents          66,832,000     62,658,000     51,003,000
                                       ==========     ==========     ==========

   Net income per share               $       .11    $      1.40    $      1.36
                                       ==========     ==========     ==========


                                                               Exhibit 11



                         First Health Group Corp.
              Computation of Basic Earnings Per Common Share


                                                Year Ended December 31,
                                                -----------------------
                                          1997           1998           1999
                                       ----------     ----------     ----------
   Net Income ..................      $ 7,075,000    $88,003,000    $69,297,000
                                       ==========     ==========     ==========
   Weighted average number of common
      shares outstanding:

   Shares outstanding from beginning
      of period ..................     67,394,000     63,890,000    $53,463,000
   Purchase of treasury stock ....     (2,692,000)    (3,208,000)    (3,419,000)
   Other issuances of common stock        346,000        988,000        226,000
                                       ----------     ----------     ----------


   Weighted average common and common
      share equivalents ..........     65,048,000     61,670,000     50,270,000
                                       ==========     ==========     ==========
   Net income per share ........      $       .11    $      1.43    $      1.38
                                       ==========     ==========     ==========